Exhibit 99.1

For investors	For media
+1 858-221-3304	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the First Quarter of Fiscal Year 2026

•	Revenue increased by 9% to $1.3 billion; up 8% on a constant currency basis

•	Gross margin up 290 bps to 61.5%; non-GAAP gross margin up 280 bps to 62.0%

•	Income from operations increased 15%; non-GAAP income from operations up 19%

•	Diluted earnings per share of $2.37; non-GAAP diluted earnings per share of $2.55

•	Operating cash flow of $457 million

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 30, 2025 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended September 30, 2025.

“Our fiscal year 2026 is off to a strong start, with first-quarter performance reflecting continued progress toward our mission of helping people sleep better, breathe better and live longer and healthier, with care provided in their own home,” said Resmed’s Chairman and CEO, Mick Farrell.

“We delivered 9% headline revenue growth year-over-year, with a very strong 280 basis points of non-GAAP gross margin expansion, resulting in double-digit bottom-line performance: 16% non-GAAP EPS growth. These results reinforce the success of our strategy to transform healthcare in the home with hardware, software and solutions that people love.

As we advance through fiscal year 2026, we remain committed to ongoing operational excellence and strategic investment in innovation, ultimately delivering strong, sustainable, profitable growth as we provide access to life-changing care for the billions of people worldwide who need our market-leading healthcare solutions delivered right where they live.”

RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2025	September 30, 2024	% Change	Constant Currency (A)
Revenue	$1,335.6	$1,224.5	9%	8%
Gross margin	61.5%	58.6%	5
Non-GAAP gross margin (B)	62.0%	59.2%	5
Selling, general, and administrative expenses	259.2	239.0	8	7
Research and development expenses	87.3	79.5	10	10
Income from operations	446.5	387.3	15
Non-GAAP income from operations (B)	482.1	406.4	19
Net income	348.5	311.4	12
Non-GAAP net income (B)	374.9	325.4	15
Diluted earnings per share	$2.37	$2.11	12
Non-GAAP diluted earnings per share (B)	$2.55	$2.20	16

(A)

In order to provide a framework for assessing how our underlying businesses performed, excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 8 percent on a constant currency basis, driven by increased demand for our portfolio of sleep devices, masks and accessories.

•	Revenue in the U.S., Canada, and Latin America, excluding Residential Care Software, grew by 10 percent.

•	Revenue in Europe, Asia, and other markets, excluding Residential Care Software, grew by 6 percent on a constant currency basis.

•	Residential Care Software revenue increased by 5 percent on a constant currency basis.

•

Gross margin increased by 290 basis points primarily driven by manufacturing and logistics efficiencies and component cost improvements. Non-GAAP gross margin increased by 280 basis points due to the same factors.

•

Selling, general, and administrative expenses increased by 7 percent on a constant currency basis. The increase in SG&A expenses was mainly due to additional expenses associated with our VirtuOx acquisition, employee costs as well as marketing and technology investments. SG&A expenses were 19.4 percent of revenue in the quarter, compared with 19.5 percent in the same period of the prior year.

•

We recorded $16 million of restructuring-related charges following company-wide workforce planning activities aligned with our 2030 strategic priorities. Restructuring charges were comprised of employee severance and other one-time termination benefits.

•	Income from operations increased by 15 percent and non-GAAP income from operations increased by 19 percent.

RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 3 of 10

•

Net income for the quarter was $349 million and diluted earnings per share was $2.37. Non-GAAP net income increased by 15 percent to $375 million, and non-GAAP diluted earnings per share increased by 16 percent to $2.55, predominantly attributable to strong sales growth and gross margin improvement.

•	Operating cash flow for the quarter was $457 million, compared to net income in the current quarter of $349 million and non-GAAP net income of $375 million.

•	During the quarter, we paid $88 million in dividends to shareholders and repurchased 523,000 shares for consideration of $150 million as part of our ongoing capital management.

Other Business and Operational Highlights

•

Announced publication of a landmark study in The Lancet Respiratory Medicine projecting ~77 million U.S. adults with OSA by 2050 (~35% relative increase vs. 2020), underscoring the need for earlier diagnosis and scalable care pathways.

•	Received dual Red Dot Product Design 2025 awards for the AirTouch N30i (Innovative Products; Medical Design & Healthcare), reinforcing patient-centered innovation and adherence-focused design.

•

Launched the Sleep Institute, a global clinical insights initiative debuting at World Sleep Congress 2025 to publish independent research and inform policy and care model innovation that elevates sleep health as a public health priority.

•

Announced the election of Nicole Mowad-Nassar to Resmed’s board (effective August 15, 2025) and the upcoming retirement of Rich Sulpizio (not standing for reelection at the November 19, 2025 Annual Meeting).

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.60 per share. The dividend will have a record date of November 13, 2025, payable on December 18, 2025. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 12, 2025, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from November 12, 2025, through November 13, 2025, inclusive.

Webcast details

Resmed will discuss its first quarter fiscal year 2026 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2026 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13756529. The telephone replay will be available until November 13, 2025.

RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 4 of 10

About Resmed

Resmed (NYSE: RMD, ASX: RMD) creates life-changing health technologies that people love. We’re relentlessly committed to pioneering innovative technology to empower millions of people in 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed envisions a world where every person can achieve their full potential through better sleep and breathing, with care delivered in their own home. Learn more about how we’re redefining sleep health at Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2025	September 30, 2024
Net revenue	$1,335,582	$1,224,509
Cost of sales	506,941	499,620
Amortization of acquired intangibles (1)	7,821	7,670

Total cost of sales	$514,762	$507,290

Gross profit	$820,820	$717,219
Selling, general, and administrative	259,194	238,979
Research and development	87,323	79,524
Amortization of acquired intangibles (1)	11,956	11,404
Restructuring expenses (1)	15,810	—

Total operating expenses	$374,283	$329,907

Income from operations	$446,537	$387,312
Other income (expenses), net:
Interest (expense) income, net	$8,793	$(1,661)
Gain (loss) attributable to equity method investments	1,489	963
Gain (loss) on equity investments	(6,190)	(680)
Other, net	(3,836)	(2,437)

Total other income (expenses), net	256	(3,815)

Income before income taxes	$446,793	$383,497
Income taxes	98,257	72,142

Net income	$348,536	$311,355

Basic earnings per share	$2.38	$2.12
Diluted earnings per share	$2.37	$2.11
Non-GAAP diluted earnings per share (1)	$2.55	$2.20
Basic shares outstanding	146,182	146,861
Diluted shares outstanding	146,899	147,599

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$1,383,848	$1,209,450
Accounts receivable, net	907,271	939,492
Inventories	945,806	927,711
Prepayments and other current assets	388,811	428,952

Total current assets	$3,625,736	$3,505,605
Non-current assets:
Property, plant, and equipment, net	$563,629	$550,790
Operating lease right-of-use assets	162,007	167,497
Goodwill and other intangibles, net	3,491,190	3,511,541
Deferred income taxes and other non-current assets	465,790	438,958

Total non-current assets	$4,682,616	$4,668,786

Total assets	$8,308,352	$8,174,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$266,775	$278,157
Accrued expenses	395,833	402,253
Operating lease liabilities, current	29,975	30,506
Deferred revenue	167,777	166,030
Income taxes payable	135,243	132,274
Short-term debt	259,899	9,900

Total current liabilities	$1,255,502	$1,019,120
Non-current liabilities:
Deferred revenue	$159,356	$156,803
Deferred income taxes	77,571	77,682
Operating lease liabilities, non-current	147,817	153,015
Other long-term liabilities	138,181	141,520
Long-term debt	408,661	658,392

Total non-current liabilities	$931,586	$1,187,412

Total liabilities	$2,187,088	$2,206,532

Stockholders’ equity
Common stock	$762	$761
Additional paid-in capital	2,062,244	2,033,599
Retained earnings	6,342,276	6,081,490
Treasury stock	(2,223,302)	(2,073,292)
Accumulated other comprehensive income	(60,716)	(74,699)

Total stockholders’ equity	$6,121,264	$5,967,859

Total liabilities and stockholders’ equity	$8,308,352	$8,174,391

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income	$348,536	$311,355
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	47,698	44,730
Amortization of right-of-use assets	9,971	8,980
Stock-based compensation costs	21,160	20,156
(Gain) loss attributable to equity method investments, net of dividends received	(1,489)	(963)
(Gain) loss on equity investments	6,190	680
Changes in operating assets and liabilities:
Accounts receivable, net	29,970	36,417
Inventories, net	(14,663)	(70,254)
Prepaid expenses, net deferred income taxes and other current assets	2,312	(123)
Accounts payable, accrued expenses, income taxes payable and other	7,636	(25,440)

Net cash provided by (used in) operating activities	$457,321	$325,538
Cash flows from investing activities:
Purchases of property, plant, and equipment	(42,965)	(17,840)
Patent registration and acquisition costs	(2,814)	(1,767)
Business acquisitions, net of cash acquired	(522)	—
Purchases of investments	(2,173)	(1,350)
Proceeds from exits of investments	—	4,128
Proceeds (payments) on maturity of foreign currency contracts	(4,104)	18,975

Net cash provided by (used in) investing activities	$(52,578)	$2,146
Cash flows from financing activities:
Proceeds from issuance of common stock, net	8,205	8,383
Purchases of treasury stock	(150,010)	(50,005)
Taxes paid related to net share settlement of equity awards	(719)	(389)
Payments of business combination contingent consideration	—	(855)
Repayment of borrowings	—	(30,000)
Dividends paid	(87,750)	(77,891)

Net cash provided by (used in) financing activities	$(230,274)	$(150,757)

Effect of exchange rate changes on cash	$(71)	$11,073

Net increase (decrease) in cash and cash equivalents	174,398	188,000
Cash and cash equivalents at beginning of period	1,209,450	238,361

Cash and cash equivalents at end of period	$1,383,848	$426,361

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and are reconciled below:

	Three Months Ended
	September 30, 2025	September 30, 2024
Revenue	$1,335,582	$1,224,509
GAAP cost of sales	$514,762	$507,290
Less: Amortization of acquired intangibles (A)	(7,821)	(7,670)

Non-GAAP cost of sales	$506,941	$499,620
GAAP gross profit	$820,820	$717,219
GAAP gross margin	61.5%	58.6%
Non-GAAP gross profit	$828,641	$724,889
Non-GAAP gross margin	62.0%	59.2%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2025	September 30, 2024
GAAP income from operations	$446,537	$387,312
Amortization of acquired intangibles—cost of sales (A)	7,821	7,670
Amortization of acquired intangibles—operating expenses (A)	11,956	11,404
Restructuring (A)	15,810	—

Non-GAAP income from operations	$482,124	$406,386

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2025	September 30, 2024
GAAP net income	$348,536	$311,355
Amortization of acquired intangibles—cost of sales (A)	7,821	7,670
Amortization of acquired intangibles—operating expenses (A)	11,956	11,404
Restructuring expenses (A)	15,810	—
Income tax effect on non-GAAP adjustments (A)	(9,248)	(5,071)

Non-GAAP net income (A)	$374,875	$325,358

GAAP diluted shares outstanding	146,899	147,599
GAAP diluted earnings per share	$2.37	$2.11
Non-GAAP diluted earnings per share (A)	$2.55	$2.20

(A)

Resmed adjusts for the impact of the amortization of acquired intangibles and restructuring expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2026 Earnings Press Release – October 30, 2025	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2025	(A)	September 30, 2024	(A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$413.4		$384.5		8%
Masks and other	361.3		322.8		12

Total U.S., Canada and Latin America	$774.8		$707.3		10
Combined Europe, Asia, and other markets
Devices	$266.9		$241.3		11%	7%
Masks and other	127.8		119.2		7	4

Total Combined Europe, Asia and other markets	$394.7		$360.4		10	6
Global revenue
Total Devices	$680.3		$625.8		9%	7%
Total Masks and other	489.1		442.0		11	10

Total Sleep and Breathing Health	$1,169.4		$1,067.7		10	8
Residential Care Software	166.1		156.8		6	5

Total	$1,335.6		$1,224.5		9	8

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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